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                                                                    EXHIBIT 21.1

                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 2009

                                                               Jurisdiction
                                                               ------------
SUBSIDIARIES OF BALDWIN TECHNOLOGY COMPANY, INC.
Baldwin Americas Corporation                                   Delaware
Baldwin Europe Consolidated Inc.                               Delaware
Baldwin Asia Pacific Corporation                               Delaware
Baldwin Technology India Private Limited                       India
MTC Trading Company                                            Arizona

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Rockford Corporation                                   Delaware
Baldwin Graphic Systems, Inc.                                  Delaware
Baldwin Americas do Brasil Ltda                                Brazil
Baldwin India Private, Ltd.                                    India

SUBSIDIARIES OF MTC TRADING COMPANY
Oxy-Dry Corporation                                            Delaware

SUBSIDIARIES OF OXY-DRY CORPORATION
Oxy-Dry Food Blends, Inc.                                      Delaware
Oxy-Dry U.K. Inc.                                              Delaware
Baldwin Southeast Asia Corporation                             Delaware
Oxy-Dry UK Limited                                             United Kingdom

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Graphic Equipment BV                                   Netherlands

SUBSIDIARIES OF BALDWIN GRAPHIC EQUIPMENT BV
Baldwin Europe Consolidated BV                                 Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Germany Holding GmbH                                   Germany
Baldwin U.K. Holding Limited                                   United Kingdom
Baldwin Jimek AB                                               Sweden
Baldwin France Sarl                                            France
Baldwin Switzerland GmbH                                       Switzerland

SUBSIDIRIES OF BALDWIN GERMANY HOLDING GmbH
Baldwin Germany GmbH                                           Germany
Baldwin Oxy-Dry GmbH                                           Germany

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
SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.                                              United Kingdom
Acrotec UK Ltd.                                                United Kingdom

SUBSIDIARIES OF BALDWIN JIMEK AB
Baldwin IVT AB                                                 Sweden

SUBSIDIARIES OF ACROTEC UK LTD.
Baldwin Globaltec Ltd.                                         United Kingdom

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin-Japan Ltd.                                             Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.     China
Baldwin Graphic Equipment Pty. Ltd.                            Australia
Baldwin Printing Controls Ltd.                                 Hong Kong
Baldwin Printing Equipment Trading (Shanghai) Co., Ltd.        China
Baldwin Printing Equipment Manufacturing (Shanghai) Co. Ltd.   China

9-15-09